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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated July 15, 1998 incorporated by reference in the Annual Report on Form 10-K of Sun Microsystems, Inc. for the year ended June 30, 1998, with respect to the consolidated financial statements, as amended, incorporated by reference in this Form 10-K/A.



We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505,
33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179,
333-34543, 333-34651, 333-38163, 333-40675, 333-40677, 333-59503, 333-62987,
333-65531, 333-67183 and 333-72413 and Form S-3 No. 333-38021) pertaining to the
1982 Incentive Stock Option Plan, the Restricted Stock Plan, the 1984 Employee Stock Purchase Plan, the 1987 Stock Option Plan, the 1988 Directors' Stock Option Plan, the 1989 French Stock Option Plan, the 1990 Employee Stock Purchase Plan, the 1990 Long-Term Equity Incentive Plan, the Equity Compensation Acquisition Plan, the U.S. Non-Qualified Deferred Compensation Plan, the Integrity Arts, Inc. 1996 Stock Option Plan, the 1997 French Stock Option Plan, the Red Cape Software, Inc. 1996 Stock Option Plan, the NetDynamics, Inc. 1995 Stock Option Plan, i-Planet, Inc. 1996 Stock Option/Stock Issuance Plan, Maxstrat 1994 Stock Option Plan and the registration of $1,000,000,000 of debt securities and common stock, and in the related Prospectuses of our report dated July 15, 1998, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K/A) of Sun Microsystems, Inc.


                                                               Ernst & Young LLP

Palo Alto, California

June 14, 1999


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